EXHIBIT 99.1

TERM SHEET

Severance payment in the amount of $1,463,942.04

Continuation of the automobile allowance for the period November 1, 2008 to October 31, 2009

Continuation of health coverage benefits as provided in Section 8(g)(ii) of the Employment Agreement

Outplacement services for one (1) year

Payment from the Supplemental Executive Retirement Plan in the amount of $914,620.26 ($228,655.06 to be paid on July 1, 2009 and the balance to be paid in nine (9) equal quarterly installments beginning on October 1, 2009)